EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Credit Suisse Energy Summit

HOUSTON, Feb. 2, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that Richard Degner, President and CEO, and Mathew Verghese, Senior Vice President and CFO will present at the Credit Suisse Energy Summit in Vail, Colorado on Wednesday, February 9, 2011 at 11:25 a.m. EST.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as access an archived replay available 24 hours after the live presentation.

About Global Geophysical

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade™ seismic data acquisition, autonomous nodal technology, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         www.globalgeophysical.com